EXHIBIT 23.0





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-60165 of Insituform East, Incorporated on Form S-8 of our report dated September 23, 1999, appearing in this Annual Report on Form 10-K of Insituform East, Incorporated for the year ended June 30, 1999.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
McLean, Virginia



September 23, 1999